UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 27, 2006

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2006, First Place Financial Corp., (the Registrant) and its new wholly-owned subsidiary, The Northern Savings & Loan Company (Northern), entered into an employment agreement with Neal Hubbard. Mr. Hubbard will serve as Senior Vice President - Bank Operations for Northern. Mr. Hubbard joined the Registrant following the Registrant’s acquisition of Northern, which was completed June 27, 2006. Prior to the acquisition, Mr. Hubbard served as President and Chief Executive Officer of Northern. See Item 7.01 and Item 8.01 for additional information about the acquisition of Northern by the Registrant.

The employment agreement covers the term from June 27, 2006 to December 31, 2007. On July 1, 2007, and continuing annually thereafter, the Board of Directors of Northern, or its designated committee, may extend the term for one additional year or may for any reason elect not to extend the term. The employment agreement provides Mr. Hubbard with an annual salary of $125,000. Mr. Hubbard will also be eligible for a grant of stock options covering 5,000 shares of First Place Financial Corp. common stock with such terms and conditions as determined by the compensation committee and subject to the approval of the compensation committee. The agreement provides that Mr. Hubbard will be entitled to participate, to the same extent as other executive officers of Northern, in such plans, if any, it may have, or may in its discretion adopt, relating to equity incentive, retirement, thrift, profit sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, short and long term disability, travel and accident insurance, education, and other retirement or employee benefits or combinations thereof.

Pursuant to the terms of the employment agreement, Mr. Hubbard’s employment may terminate upon the date of his resignation, the last day of the term of the agreement, or upon the date of Mr. Hubbard’s death or permanent disability. Mr. Hubbard’s employment may also be terminated by Northern for Cause (as defined in the employment agreement) or without cause. Mr. Hubbard may terminate the employment agreement for Good Reason (as defined in the employment agreement).

In the event that the employment is terminated without cause or in the event that Mr. Hubbard terminates his employment for Good Reason during the term of this agreement, Northern shall pay his salary, earned bonus, if any, earned incentive, if any, and applicable benefit contributions through the date of termination, payable at the time such payments are normally due and the following: a lump sum payment equal to the greater of (i) his base salary, bonus, if any, and benefit plan contributions through the remainder of the term of the employment agreement, or (ii) one times his base salary, bonus, if any, and benefit plan contributions for the then current year. In such event, Mr. Hubbard would also get 12 months of continued life and medical insurance coverage. If Mr. Hubbard were terminated without cause or terminated his employment for Good Reason following a change in control of Northern or the Registrant, Mr. Hubbard would receive the same severance benefits as described above.

Mr. Hubbard has agreed to limit his ability to compete with Northern during the term of the employment agreement and for a period of one year after his employment terminates, except that Mr. Hubbard may work as a lawyer, title agent, real estate agent or consultant, provided that such work does not compete with Northern and is not adverse to Northern. In addition, Mr. Hubbard has agreed after his employment is terminated not to (i) solicit, divert, entice or take away any customer or business of Northern or its affiliates or (ii) solicit, induce or cause any employee, agent, consultant, independent contractor, representative or associate of Northern or any of its affiliates to terminate their relationship with Northern or any of its affiliates or leave employment, except that Mr. Hubbard may solicit two select individuals set forth in the employment agreement. Mr. Hubbard also agreed to maintain the confidentiality of trade secrets and confidential business information about Northern, the Registrant and their affiliates, customers, suppliers and employees.

First Place Financial Corp. has agreed to indemnify Mr. Hubbard, to the maximum extent permitted by federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of having been an officer of Northern. In addition, Northern has agreed to provide Mr. Hubbard with coverage under a standard directors’ and officers’ liability insurance policy.

The employment agreement with Mr. Hubbard is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 27, 2006, the Registrant appointed Jeffrey B. Ohlemacher to its board of directors. The appointment of Mr. Ohlemacher fulfills a condition of the Agreement and Plan of Merger dated January 27, 2006 by and among the Registrant, The Northern Savings & Loan Company, First Place Interim Bank and First Place Bank (the Merger Agreement). The board has not determined which committees of the Board Mr. Ohlemacher will serve on at this time. Mr. Ohlemacher previously served on the board of directors of The Northern Savings and Loan Company since 1990. Mr. Ohlemacher has also served as President, CEO and Owner of the Elyria Manufacturing Corporation and as President of BRIEC, a real estate investment company for more than five years. On June 27, 2006, the Registrant issued a press release announcing the appointment of Mr. Ohlemacher to the Registrant’s board of directors. This press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure and Item 8.01 Other Material Events

Effective June 27, 2006, the Registrant acquired The Northern Savings & Loan Company, headquartered in Elyria, Ohio (the Acquisition), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated January 27, 2006 by and among, the Registrant, First Place Bank, First Place Interim Bank and Northern (the Merger Agreement). As a result of the Acquisition, Northern shareholders will have the right to elect to receive the merger consideration in exchange for their shares of Northern common stock, subject to the allocation procedures set forth in the Merger Agreement. In addition, the Registrant’s Registration Statement on Form S-4 (Registration No. 333-132441), which was declared effective by the

Securities and Exchange Commission on April 26, 2006, sets forth certain information regarding the Acquisition, including the nature and amount of the merger consideration to be paid by the Registrant to the Northern shareholders, the method used for determining the amount of such consideration, the allocation procedures and other information about the Acquisition.

The Registrant issued a press release on June 27, 2006, announcing the completion of the Acquisition. That press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	An employment agreement between Neal Hubbard and The Northern Savings & Loan Company, a wholly owned subsidiary of First Place Financial Corp. dated June 27, 2006.

99.1	A press release of First Place Financial Corp. dated June 27, 2006 announcing the appointment of Jeffrey B. Ohlemacher to the board of directors.

99.2	A press release of First Place Financial Corp. dated June 27, 2006 announcing that the Registrant has completed its acquisition of The Northern Savings & Loan Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: June 28, 2006	By:	/s/ Paul S. Musgrove
Paul S. Musgrove
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	An employment agreement between Neal Hubbard and The Northern Savings & Loan Company, a wholly owned subsidiary of First Place Financial Corp. dated June 27, 2006.

99.1	A press release of First Place Financial Corp. dated June 27, 2006 announcing the appointment of Jeffrey B. Ohlemacher to the board of directors.

99.2	A press release of First Place Financial Corp. dated June 27, 2006 announcing that the Registrant has completed its acquisition of The Northern Savings & Loan Company.